Exhibit 10.2



                              [On Fleet Bank Letterhead]



                                             June 3, 1996


          Mr. Paul Jawin
          Grand Court Lifestyles, Inc.
          One Executive Drive
          Fort Lee, New Jersey 07024


          Re:  Construction/Acquisition Loan Letter of Intent


          Dear Paul:

          Fleet National Bank would be interested in providing financing for the construction of up to three congregate care facilities in various Texas cities and acquisition of up to three congregate care facilities nationally. Fleet will fund up to $20,000,000 or 80% of total project cost for construction related projects and $20,000,000 or 80% of total purchase price for acquisition related projects.

          It is the intent of Fleet Bank to complete its formal due diligence of the data submitted for the subject financings and upon full approval according to Fleet Financial Group Credit Policy, issue formal commitments for said financings under terms and conditions acceptable to both the Bank and the proposed Borrower.

          Among other conditions, each loan commitment will be subject to receipt of acceptable appraisals and environmental reviews for all sites/projects, as commissioned by Fleet. Fleet will require final approval of complete construction specifications and drawings by a qualified engineer/architect contracted by Fleet for construction loans and a full structural review by a qualified structural engineer for acquisition loans. Additionally, each site or project is subject to a site/market inspection by Fleet as part of the due diligence process.

          Attached as Exhibit A to this letter are our basic loan parameters, and subject to satisfactory completion of our due diligence and formal approval by Fleet, will be suggested terms and conditions of all loans.

          Please be informed that this letter is not a commitment to make the requested loans and all requests are subject to the usual due diligence and approval requirements according to Fleet Financial Group Credit Policy. Further, the terms and conditions outlined on the attached Exhibit are for discussion purposes only and cannot be guaranteed. All loan terms on approved loans are subject to market conditions at the time.

          I look forward to working with you on this transaction.

          Regards,

          /s/ Casey Moore

          Casey Moore
          Vice President

                           SUMMARY OF TERMS AND CONDITIONS
                           -------------------------------


          Project: Construction of up to three retirement properties in various Texas locations and the acquisition of up to three retirement properties nationally.

          Purpose: To provide construction and acquisition financing to build and acquire rental retirement projects.

          Borrower:           To be named limited partnerships or limited
                              liability corporations.

          Loan Amount:        Construction:  $20,000,000 or maximum 80% of
                                             total project cost.
                              Acquisition:   $20,000,000 or maximum 80% of
                                             total purchase price.

          Rate:               Prime + 1% or COF + 3.0% (30,60, and 90 day).
                              All interest payable monthly and computed on basis of 360 day year. Maximum of three COF advance at any one time.

          Fees:               1% of total loan amount payable
                              $10,000/project upon acceptance of the
                              commitment letter, with the balance at
                              closing.

          Term:               Construction:  36 months
                              Acquisition:   24 months

          Extension
          Option: Two 6 month extension options at 1/2% per option for construction projects only.

          Collateral:         First mortgage and security agreement on land
                              and the improvements to be constructed
                              thereon.
                              Assignment of leases and rents.
                              Assignment of licenses and contracts related to the operation of each facility.
                              Assignment of management contracts.

          Amortization:       Construction:  Interest only
                              Acquisition:   Interest only months 1 - 12
                                             and 25 year schedule months 13
                                             - 24.

          Guarantor:          Grand Court Lifestyles, Inc. shall provide a
                              full completion, principal, interest, and operating deficit guarantee, as well as full environmental compliance and indemnification.

          Equity: Minimum 20% of total project costs. Cash equity will be contributed prior to funding any loan proceeds.

          Costs: Included in total costs will be a hard cost contingency allocation no less than 5% of the total hard cost budget, an interest reserve during the construction period, and a lease up reserve to cover operating deficits during all lease up periods.

          Basis for
          Advances:           An initial advance will be made to reimburse
                              for Project Costs previously incurred in excess of Borrower's Required Equity
                              Contribution. Thereafter, monthly advances will be made to pay current Project Costs, subject to retention of 10% on construction costs. Monthly requisitions shall require inspections, title updates, lien waivers and certifications from the Borrower, the
                              Architect and the Contractor. All advances will be conditioned upon the loan being in balance, the absence of any default and satisfaction of the other conditions which will be set forth in the Construction Loan
                              Agreement.

          Hazardous
          Materials
          and Toxic
          Substances:         Prior to closing, Lender shall be provided
                              with current reports which comply with
                              Lender's standard environmental assessment protocols (and which will include subsurface and ground water testing results if required by the Lender) addressed to the Lender from qualified professionals acceptable to the
                              Lender, and any independent consultants
                              engaged by Lender indicating (i) the absence of hazardous materials, hazardous wasters and toxic substances from the Project or surround areas; (ii) satisfactory disposition of all matters disclosed by such reports; and (iii) the acceptability of any environmental risk.

                              The loan documents will contain appropriate provisions, representations, warranties, covenants and indemnifications by Borrower and Guarantor relating to environmental matters.

          Other
          Conditions
          to Closing:         Approval by the Lender in its reasonable
                              discretion of the form and substance of the following:

                              A)   Construction and project matters
                                   including, but not limited to Project
                                   budgets, plans and specifications,
                                   construction contracts, architect's
                                   contracts, other major contracts,
                                   licensees and permits, certifications
                                   from Borrower's architects and engineers and reports of Lender's construction consultant.

                              B)   Satisfactory MAI appraisals of the
                                   Projects from an appraiser acceptable to the Lender yielding a LTV not greater than 75%.

                              C) Financial statements of Guarantors dated 12/31/95.

                              D)   Hazard, liability, rental, and other
                                   insurance naming the Lender as
                                   mortgagee, loss payee and additional
                                   insured; evidence relating to the flood
                                   plain status of the Projects and flood
                                   insurance where required by the Lender.

                              E)   Preliminary title report, Mortgagee's
                                   title insurance policy, evidence of
                                   current status of municipal liens and
                                   assessments and current survey certified to the Lender.

                              F)   Soils reports and hazardous materials
                                   and toxic substances and reports.

                              G) Evidence of adequate utility connections and availability.

                              H)   Organizational documents and votes,
                                   consents and other authorizations.

                              I)   Legal and other professional opinions
                                   and certificates.

                              J) Evidence that the Projects and any other tangible collateral; (i) are in satisfactory condition, and (ii) are not subject to any pending or threatened condemnation or taking.

                              K)   One (1) sets of plans and
                                   specifications.

                              L)   An itemized cost breakdown by trade in
                                   the form specified by the Lender, signed by the Borrower.

                              M) A completion and draw schedule signed by the Borrower.

                              N)   Demographic information or market study
                                   by an independent third party,
                                   indicating detailed age and income
                                   demographics of the market area.

                              O)   Evidence that: (i) the Projects and the
                                   collateral comply with all legal
                                   requirements, and (ii) all licenses and
                                   permits for the completion and the
                                   subsequent development of the Projects
                                   are in full force and effect and not
                                   subject to appeal.

                              P)   The absence of any material adverse
                                   change in the financial condition,
                                   business or control of the Borrower or
                                   the Guarantors.

                              Q)   No sale, transfer, pledge or assignment
                                   of any ownership interests in the
                                   Borrower, without the consent of Lender.

                              R)   No sale or transfer of the Projects,
                                   without the consent of the Lender.
                                   Additional indebtedness will be limited
                                   to subordinated second mortgage debt
                                   only.

                              S)   After substantial completion of
                                   construction, quarterly and annual
                                   operating statements of the Projects,
                                   annual financial statements and cash
                                   flow statements of the Borrower and the
                                   Guarantors.

                              T)   Borrower to maintain at all times
                                   hazard, liability and other insurance
                                   satisfactory to Lender.

                              U)   The Borrower shall pay all costs and
                                   expenses incurred by the Lender
                                   incidental to the Loan, including
                                   without limitation legal fees and
                                   expenses, title insurance, recording
                                   fees, costs of architectural
                                   supervision, appraisal costs, bank site
                                   inspections to a maximum of $3,000 over
                                   the life of each loan, environmental
                                   site assessments and related costs, and
                                   costs of collection and enforcement.

                              V)   Lender shall have the right to sell all
                                   or any portion of the loan or
                                   participation interests therein and to
                                   furnish all relevant information to any
                                   potential buyer or participant.  Fleet
                                   will remain the lead lender.

                              W)   Guarantor covenants will include
                                   distribution and liability restrictions
                                   acceptable to lender.

                              Any commitment which is issued will be
                              conditional upon closing of the transaction within 60 days of the commitment and:

                              A)   The preparation, execution and delivery
                                   of legal documentation in form and
                                   substance satisfactory to the Lender and the Lender's counsel incorporating substantially the terms and conditions outlined or referred to above.

                              B) The absence of a material adverse change in the financial condition or operations of the Borrower, any Guarantor or their principals since the date of their respective financial statements most recently delivered to the Lender.